United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INTERNATIONAL DISPLAYWORKS, INC.
(Name of Registrant as Specified In Its Charter)

___________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL DISPLAYWORKS, INC.

1613 Santa Clara Drive, Suite 100

Roseville, CA 95661-3542

To the Stockholders of International DisplayWorks, Inc.:

You are cordially invited to attend the Annual Meeting (the “Meeting”) of the Stockholders of International DisplayWorks, Inc. (“IDW” or the “Company”) which will be held on May 24, 2006, at 10:00 a.m. (Pacific Daylight Time), at the Hilton Garden Inn, Tahoe Room, 1951 Taylor Road, Roseville, CA 95661. As used in this Proxy Statement, the terms “we,” “us” and “our” also mean IDW.

The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read the material carefully.

The Proxy Statement contains important information about the five (5) nominees for election as Directors. The Board of Directors recommends your approval of the nominees to serve as directors.

We hope you will be able to attend the meeting, but, if you cannot do so, it is important that your shares be represented. Please note that you may vote your shares via the Internet or by mail. If you are voting via the Internet, please refer to the Internet address and instructions on page 2 of the Proxy Statement. Alternatively, we you can mark, sign, date and return the enclosed proxy promptly. You may, of course, revoke your proxy card promptly in the mail. You may, of course, revoke your proxy, if you attend the meeting and choose to vote in person.

Sincerely,

April 17, 2006

/s/ Thomas A. Lacey

Thomas A. Lacey

Chief Executive Officer

INTERNATIONAL DISPLAYWORKS, INC.

1613 Santa Clara Drive, Suite 100

Roseville, CA 95661-3542

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 24, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of International DisplayWorks, Inc., a Delaware corporation (“IDW” or the “Company”), will be held on May 24, 2006, at 10:00 a.m. (Pacific Daylight Time), at the Hilton Garden Inn, Tahoe Room, 1951 Taylor Road, Roseville, CA 95661, for the following purpose, which is more completely discussed in the accompanying Proxy Statement:

1.	To elect five (5) Directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 7, 2006, are entitled to notice of and to vote at the Annual Meeting of the Stockholders.

By Order of the Board of Directors

April 17, 2006	/s/ Alan M. Lefko Alan M. Lefko,

Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF INTERNATIONAL DISPLAYWORKS, INC. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE USING THE INTERNET OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

PROXY STATEMENT OF

INTERNATIONAL DISPLAYWORKS, INC.

1613 Santa Clara Drive, Suite 100

Roseville, CA 95661-3542

INFORMATION CONCERNING THE SOLICITATION

This Proxy Statement is furnished to the stockholders of International DisplayWorks, Inc. (“IDW” or the “Company”) in connection with the solicitation of proxies on behalf of the Company’s Board of Directors for use at the Company’s Annual Meeting of the Stockholders (the “Meeting”) to be held on May 24, 2006, at 10:00 a.m. (Pacific Daylight Time) at the Hilton Garden Inn, Tahoe Room, 1951 Taylor Road, Roseville, CA 95661 and at any and all adjournments thereof. Only stockholders of record on April 7, 2006, will be entitled to notice of and to vote at the Meeting. As used in this Proxy Statement, the terms “we,” “us” and “our” also mean IDW.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted at the Meeting in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted “FOR” the nominees for the Board of Directors and at the proxy holder’s discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting). Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing with the Company written notice of its revocation addressed to: Corporate Secretary, International DisplayWorks, Inc., 1613 Santa Clara Drive, Suite 100, Roseville, CA 95661-3542; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Meeting and giving the Corporate Secretary notice of his or her intention to vote in person.

The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the common stock. In addition to the solicitation of proxies by use of the mail and Internet, some of our officers, directors and employees may, without additional compensation, solicit proxies by telephone, e-mail, fax or personal interview.

This Proxy Statement and proxy card were first mailed to stockholders on or about April 17, 2006.

Help us to Reduce Costs

To help the Company reduce costs related to our Meeting, we ask all stockholders who vote via the Internet to consent to electronic delivery of mailings related to future Meetings. Companies may make their proxy statements and annual reports available online and eliminate mailing hard copies of these documents to those stockholders who consent in advance to electronic distribution. If you hold shares in your own name and you are voting via the Internet, you can consent online when you vote. Alternatively, you can consent by checking the

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appropriate box on the proxy card you mail in. If you hold shares through an intermediary, such as a bank or broker, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.

How to Vote by the Internet:

1.	Have your proxy card in hand.
2.	You can use the Internet to vote your shares at any time 24 hours a day, 7 days a week, until 1:00 a.m. (Central Daylight Time) on May 24, 2006 at www.computershare.com/us/proxy.
3.	You will be provided simple voting instructions on the Website. Please follow them carefully.
4.	You will have the option to consent to receipt via the Internet of all materials related to future Meetings.

How to Vote by Mail:

1.	Mark, sign and date the proxy card accompanying this proxy statement and return it in the enclosed postage-paid envelope.
2.	You will have the option to consent to receipt via the Internet of all materials related to future Meetings.
3.	Votes submitted by mail must be received on or before May 24, 2006.

The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised by counsel that these Internet voting procedures are consistent with the requirements of applicable law.

RECORD DATE AND VOTING RIGHTS

The Company is currently authorized to issue up to 100,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of Preferred Stock, par value $0.001. The record date for determination of stockholders entitled to notice of and to vote at the Meeting is April 7, 2006. As of the record date, 44,477,829 shares of common stock were issued and outstanding and no shares of preferred stock are outstanding. Each share of common stock shall be entitled to one (1) vote on all matters submitted for stockholder approval, including the election of directors.

A majority of the outstanding shares of common stock of the Company entitled to vote must be represented in person or by proxy at the Meeting to constitute a quorum for the transaction of business. Under Delaware law, abstentions and broker non-votes are counted as present for determining quorum. For the election of the directors, the nominees for director who receive the most votes will become our directors. A majority of quorum is required to approve all other proposals. Abstentions are treated as a vote against the proposal and broker non-votes will not be counted either for or against any proposal to determine if a proposal is approved.

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PROPOSAL ONE

ELECTION OF DIRECTORS

General Information

At the Meeting, stockholders will be asked to elect Messrs. Thomas A. Lacey, Ronald A. Cohan, Mark A. Christensen, Glenn E. Neland and D. Paul Regan as directors to serve until the next Meeting and until their successor shall be elected and qualified. Messrs. Lacey, Cohan, Christensen, Neland and Regan are the current members of the Board of Directors.

Nominees for Director

The nominees for director have consented to being named as nominees in this Proxy Statement and have agreed to serve as a director, if elected at the Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if such other persons are designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. The Directors who are elected shall hold office until the next Meeting or until their successors are elected and qualified.

The following sets forth the persons nominated by the Board of Directors for election as a director and certain information with respect to that person.

Nominee	Age
Thomas A. Lacey	47
Ronald A. Cohan	64
Mark A. Christensen	46
Glenn E. Neland	57
D. Paul Regan	59

Background of Nominees

Thomas A. Lacey has been our Chief Executive Officer since September 2004 and Chairman since January 2005. Prior to joining the Company, Mr. Lacey served in a senior management position at Intel Corporation since 1995 and served in other capacities at Intel Corporation from 1991. From October 2003 to October 2004, Mr. Lacey was Vice President, Intel Communications Group, and General Manger, Flash Products Group. From August 1998 through October 2003, he served as Vice President Sales and Marketing and President Intel Americas, where he was responsible for all Intel revenues in North and South America, managing approximately 1,100 people under an estimated $120-million dollar budget. Prior to that, he served as Director for product marketing and business management for all of Asia from August 1997 through August of 1998. Mr. Lacey holds a Bachelor of Arts in Computer Science from the University of California, Berkeley, and a Masters in Business Administration from the Leavey School of Business, Santa Clara University.

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Ronald A. Cohan has served as a director of our Company since October 2000. Since 2002, Mr. Cohan as served as consulting counsel to GTECH Corporation and from 1995, Mr. Cohan has served as a consultant to High Integrity Systems, Inc., a subsidiary of Equifax Inc. Prior to that, Mr. Cohan joined the San Francisco law firm of Pettit & Martin as an Associate in 1968 and was admitted as a Partner in 1972. He opened the Los Angeles office of Pettit & Martin in October of 1972 and was partner in charge until March of 1983. Mr. Cohan left Pettit & Martin in February of 1992 and became principal of his own law firm. Mr. Cohan has specialized in government procurement matters for various institutional clients such as Honeywell, 3M, Mitsui, Centex, Equifax and GTECH. Mr. Cohan received a Bachelor of Arts degree from Occidental College in 1963 and a Juris Doctor in 1966 degree from the School of Law (Boalt Hall), University of California, Berkeley.

Mark A. Christensen has been a director since January 2005. Mr. Christensen was the Intel Corp. Vice President and Director of Intel Capital’s Mobile and Communications Sectors from 2001 until February 2005 when he left to establish Global Capital Management, a consulting firm to high tech companies. Mr. Christensen is responsible for managing Intel Capital’s wired, wireless and optical networking equity investments and mergers and acquisition activities. From 1997 to 2001, Mr. Christensen served as Intel Vice President and Group General Manager — Network Communications Group. From 1995-1997, Mr. Christensen was the Intel Division General Manager – Network Products Division. Prior to that, Mr. Christensen served at Intel Corp. in various positions since 1982. He received a bachelor’s degree in Industrial Engineering from Oregon State University and a master’s degree in Business Administration from the University of Oregon.

Glenn E. Neland has been a director since December 2004. Mr. Neland serves as Senior Vice President, Worldwide Procurement and Global Customer Experience for Dell, Inc. In this role, he shares responsibility for all procurement activities and for managing the customer experience initiative on a worldwide basis. Prior to his current position, Mr. Neland served as Vice President of Worldwide Procurement Commodities where he was responsible for global supply chain optimization for all computer system commodities and sub-systems. During his tenure at Dell, Inc., Mr. Neland has also been responsible for notebook operations and portables procurement. Before joining Dell in 1997, Mr. Neland held various positions over a 19-year period at Texas Instruments, Inc. including general manager for Notebook Computers, Vice President and General Manager of Printing Systems as well as other operations and engineering positions. Mr. Neland earned a bachelor’s degree in electrical engineering from the University of Illinois.

D. Paul Regan has served as a director since December 2004. Mr. Regan currently serves as President and Chairman of Hemming Morse, Inc., CPAs, Litigation and Forensic Consultants and has been with Hemming Morse, Inc. since 1975. Mr. Regan provides forensic consulting services in litigation cases involving products and industries as diverse as mortgage banking, the steel and automotive industries, securities trading, highway and power plant construction, motion pictures, airline acquisitions and insurance. He serves on the Board of Directors of the California Society of Certified Public Accountants and is a member of numerous other professional organizations. Mr. Regan has been a Certified Public Accountant since 1970. He earned a bachelor of science in accounting from the University of San Francisco and a Master of Science degree from Golden Gate University in San Francisco.

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RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES FOR THE ELECTION OF DIRECTORS.

EXECUTIVE OFFICERS

Set forth below is information on the executive officers of the Company:

NAME	AGE	POSITION WITH THE COMPANY
Thomas A. Lacey(1)	47	Chairman and Chief Executive Officer
Jeffrey G. Winzeler	46	Chief Operating Officer
Alan M. Lefko	58	Vice President Finance and Corporate Secretary
Joe Bedewi	46	Chief Financial Officer

_____________

(1)	For information regarding Mr. Lacey see “Background of Nominees,” above.

Jeffrey G. Winzeler has served as our Chief Operating Officer since December 2005 and as our Chief Financial Officer from January 2005 until March 2006. Previously he was the Controller for Intel Corporation since 1988. Most recently, Mr. Winzeler was the Controller for Intel's approximately $2 billion Flash Memory division. During his time with Intel, Mr. Winzeler served in the United States, Malaysia and Israel. Mr. Winzeler earned his Bachelor of Science in Finance from the University of Idaho.

Alan M. Lefko has served as our Vice President Finance since 2004. Previously, he was our Corporate Controller since July 2001. Mr. Lefko was appointed as the Corporate Secretary in 2004. Prior to our merger with Granite Bay Technologies, Inc., Mr. Lefko was the Chief Financial Officer of IDW from February 2000 to July 2001. From July 1999 to January 2000, Mr. Lefko was the Chief Financial Officer of The Original Bungee Company (“Bungee”) in Oxnard, California, a manufacturer and distributor of stretch cord and webbing products. Mr. Lefko was responsible for the reorganization of Bungee's financing structure, establishment of an asset based lending program and implementation of cost accounting systems and controls. From 1989 to 1999, Mr. Lefko served as Chief Financial Officer and Controller of Micrologic, a manufacturer and distributor of Global Positioning Systems and Vikay America, Inc., a subsidiary of Vikay Industrial (Singapore) Limited, based in Chatsworth, California. Mr. Lefko has a BA degree in Business Administration and Accounting from California State University, Northridge, California.

Joseph G. Bedewi was appointed as Chief Financial Officer of the company effective March 20, 2006. Prior to joining the Company, Mr. Bedewi spent 18 years at Intel Corporation’s finance organization with responsibilities ranging from Controller for the startup of Intel’s largest

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8” wafer fabrication facility to World-Wide Controller for all Logic Factories. Additionally, Mr. Bedewi has served in operational roles supporting strategy development, operations systems, supply chain management and materials support. He has managed globally diverse teams based in China, Malaysia, Philippines, Costa Rica, Ireland and the U.S. Mr. Bedewi earned his Bachelor of Science in Quantitative Business Analysis from Arizona State University.

There are no family relationships between any of the directors or executive officers.

Committees of the Board of Directors

Audit Committee

The Audit Committee of the Board of Directors makes recommendations regarding the retention of independent auditors, reviews the scope of the annual audit undertaken by our independent auditors and the progress and results of their work and reviews our financial statements, internal accounting and auditing procedures and corporate programs to ensure compliance with applicable laws. The Audit Committee reviews the services performed by the independent auditors and determines whether they are compatible with maintaining the independent auditor’s independence. The Audit Committee has a Charter, a copy of which was included as an appendix to the proxy statement for the annual meeting held July 20, 2003, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The members of the Audit Committee in 2005 were Messrs. Ronald A. Cohan, Timothy B. Nyman, Mark A. Christensen and D. Paul Regan and current members are Messrs. Ronald A. Cohan, Mark A. Christensen and D. Paul Regan.

Audit Committee Financial Expert

The Board of Directors determined that Mr. Cohan is qualified as an Audit Committee Financial Expert. Mr. Cohan is independent as determined by the NASD listing standards.

Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our officers, administers the Company’s Equity Incentive Plan and other benefit plans, and considers other matters as may, from time to time, be referred to them by the Board of Directors. The members of the Compensation Committee in 2005 were Messrs. Ronald Cohan, Mark Christensen, Glenn Neland and Timothy Nyman, and current members are Messrs. Ronald Cohan, Mark Christensen Glenn Neland.

Compensation Committee Interlocks and Insider Participation

Messrs. Ronald Cohan, Mark Christensen and Glenn Neland serve on the Compensation Committee. There are no Compensation Committee interlocks or insider participation on our compensation committee.

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Nominations to the Board of Directors

There is no nominating committee established by the Board of Directors. Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the liquid crystal display industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Board believes, given the diverse skills and experience required to grow the Company, that the input of all members is important for considering the qualifications of individuals to serve as directors. The Board recommends a slate of directors for election at the annual meeting of stockholders.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the Board must be sent to Alan M. Lefko, Corporate Secretary, International DisplayWorks, Inc., 1613 Santa Clara Drive, Suite 100, Roseville, CA 95661-3542.

Messrs. Christensen, Cohan, Neland and Regan are independent as defined in the NASD listing standards.

In fiscal 2005, the Board of Directors met eight (8) times and took seven (7) actions by unanimous written consent, the Audit Committee met five(5) times and the Compensation Committee met two (2) times. Each director attended at least 75% of the meetings of the Board of Directors and of the committees upon which he served.

Audit Committee Report

The Audit Committee reviews the Company's internal accounting procedures, consults with and reviews the services provided by the Company's independent accountants and makes recommendations to the Board of Directors regarding the selection of independent accountants. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

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The Committee discussed with the independent auditors, the auditors' independence from the management of the Company and received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1.

After review and discussions, as mentioned above, the Committee recommended to the Board that the audited financial statement be included in the Company's Annual Report on Form 10-K.

Respectfully Submitted,

Audit Committee of

International DisplayWorks, Inc.,

Ronald Cohan, Chair

Mark A. Christensen

D. Paul Regan

Compensation Committee Report on Executive Compensation

The executive compensation policies and programs developed by the Company are designed to retain and motivate executive officers and to ensure that their interests are aligned with the interests of the Company’s stockholders. The Company’s policy is to offer competitive compensation opportunities for its employees based on a combination of factors, including Company growth, corporate performance and the individual’s personal contribution to the business.

The Company’s compensation programs are implemented by the Compensation Committee of the Board of Directors (the “Committee”). Such programs consist of base salary, annual incentives and long-term incentives. Executive officers who are also directors do not participate in decisions affecting their own compensation.

Base Salary

The Committee considered its own assessment of the individual performances of each executive officer, including the Chief Executive Officer, and its own subjective assessment of the Company's overall financial performance. For executive officers, including the Chief Executive Officer, there is no fixed relationship between base salary and corporate performance or between base salary and the competitive range of salaries that may be offered by competitive companies. The Committee members considered executive officers' business judgment in light of their experience to be an important factor in establishing executive compensation.

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Annual Incentives

On an annual basis, the Committee considers the grant of annual incentive bonuses to each executive officer. Incentive bonuses, including for the Chief Executive Officer, are discretionary and are determined subjectively, with the Committee taking into consideration the individual's performance, contribution and accomplishments during the past fiscal year and the Company's financial performance. In fiscal 2005, an incentive bonus was awarded to the Chief Executive Officer, Chief Financial Officer, and Vice President Finance.

Stock Incentive Compensation

The Committee believes that stock ownership by executive officers and key employees provides valuable incentives for those persons to benefit as the Company’s common stock price increases and that stock option-based incentive compensation arrangements help align the interests of executives, employees and stockholders.

The Board has granted stock options to executives and key employees through the Company’s Employee Equity Incentive Plan (formerly, the 1990 Amended and Restated Stock Option Plan) (the “Plan”), approved by the stockholders in 1991. The Plan was amended by the Board in 1995 to increase the number of shares available under the Plan to 1,102,500, which amendment was approved by the Company’s stockholders. The Plan was again amended by the Board in 1997 to change the name of the Plan, add certain additional types of equity grants, provide for acceleration of vesting on certain changes in control or sale of substantially all the Company’s assets and a number of immaterial changes to update, modernize and reorganize the Plan, which amendment was also approved by the Company’s stockholders. This Plan has now expired.

Effective October 12, 1999, the Board adopted the 1999 Stock Option Plan for Non-Employee Directors (the “Directors' Plan”). The Plan provides for the issuance of up to 300,000 shares of the Company’s common stock (as presently constituted) to existing directors and, in the case of extra service or duties, to prior directors. Options may be awarded in such amounts, at such times, at such exercise prices and on such other terms as the Board determines, subject to any limitations in the Plan. Unless otherwise designated, options vest uniformly over the year following the date of grant. The options, subject to earlier termination under the Plan or option grant, expire after the later of (i) five years after the date of grant or (ii) five years after termination as a director. In 2004, the Board did not grant any options to directors under this plan.

Effective September 28, 2000, the Board and the stockholders of the Company approved the 2000 Employee Equity Incentive Plan (“Equity Incentive Plan”). On July 30, 2003, the Board and stockholders approved an amendment to increase the number of shares under the Equity Incentive Plan to 1,632,800. The purpose of the Equity Incentive Plan is to attract and retain the services of key employees, directors, officers and consultants and to help such individuals realize a direct proprietary interest in the Company. In 2005, the Board issued options to purchase 254,800 shares at an average exercise price of $7.36.

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In March 2005, the Company established the 2005 Equity Incentive Plan. The purpose of this Plan is to provide incentives to attract retain and motivate Eligible Persons whose present and potential contributions are important to the success of Company, or a Subsidiary of Company, by offering them an opportunity to participate in Company's future performance through awards of Options, Restricted Stock, Stock Appreciation Rights, and Stock Bonuses. The plan is an Evergreen plan. During the year ended October 31, 2005 601,000 options were awarded under the plan. No options were exercised or cancelled.

Subsequent to year end, on November 15, 2005, the Committee approved an Executive Officer Incentive Plan (“EOIP”) in which the Company’s executive officers participate. The EOIP is cash-based and equity plan based on a formula using weighted variables on individual performance and Company performance. The annual cap limits on each executive’s cash bonus and incentive payout shall not exceed 3 times the individual’s base salary for that year and stock purchase options or restricted stock awards shall be between 0 and 100,000 shares. In addition, the Committee may evaluate the executive’s base salary but in no event shall any increase exceed 40% of the prior year’s base salary. Subsequent to year end, the Committee made the following awards under the EOIP: To its former Chief Financial Officer and current Chief Operating Officer, Jeff Winzeler a salary increase of $40,000 per year and 3,750 restricted shares of the Company’s common stock per his employment agreement; to its Vice President Finance, Alan Lefko, a salary increase of $7,200 per year and options to purchase 10,000 shares of the Company’s common stock.

In determining the number of options granted to executive officers and key employees, the Committee considered the person’s opportunity to affect the share price of the Company’s common stock, the level of the person’s performance based on past performance, future contribution to the Company and the anticipated incentive effect of the number of options granted.

Chief Executive Compensation

The Committee determined the total compensation of the Company’s Chief Executive Officer   in the manner described above. In addition, the Committee considered Mr. Lacey’s base salary based on his performance, responsibilities and the compensation levels for comparable positions in other companies in technology and manufacturing. The Committee sets objectives for the Chief Executive Officer each year. These are approved by the Board and are reviewed from time to time during the year by the Committee. Significant goals for Mr. Lacey included performance of the Company, organizational development, long-term planning and market performance. The Committee exercised its discretion, in light of these factors, and in view of the compensation objectives, to award a cash bonus to Mr. Lacey for 2005 of $204,500.

The Committee believes that the policies and plans described above provide competitive levels of compensation and effectively link executives and stockholder interests. Moreover, the Committee believes such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

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Respectfully Submitted,
Compensation Committee of

International DisplayWorks, Inc.

Ronald A. Cohan;
Mark A. Christensen;
Glenn Neland

Employment Agreement

On September 7, 2004, we entered into an employment agreement with Thomas A. Lacey, our Chief Executive Officer. Mr. Lacey will serve at the will of the Board of Directors. Under the agreement, Mr. Lacey will receive annual compensation of $300,000 and was granted a signing bonus of 51,948 shares of its common stock. Mr. Lacey was granted options to purchase 1,000,000 shares of the Company's common stock at $3.85 per share vesting 25% annually beginning October 15, 2005 expiring on October 15, 2011. The agreement provides Mr. Lacey with 4 weeks of vacation per year. Under the agreement, our Compensation Committee will establish an incentive program with measurable goals and performance measures through which the Chief Executive Officer can earn up to an additional $300,000 annually.

Compensation of Directors

During the fiscal year ended October 31, 2005, all non-employee directors were granted options to purchase 5,000 shares at $6.01 per share and were compensated $1,000 per month for each month they served as a director. During the fiscal year ended October 31, 2004, non-employee directors were granted 15,000 shares of common stock valued at $0.85, the fair market value at the date of grant, and options to purchase 15,000 shares at $4.93 per share and in addition, the audit committee chairman was granted an additional 10,000 shares of common stock valued at $0.85, the fair market value at the date of grant, and options to purchase 10,000 shares of common stock at $4.93. During the fiscal year ended October 31, 2003, non-employee directors were granted options to purchase 2,000 shares of common stock at $0.15. In January 2000 and December 2000, non-employee directors were granted options to purchase 25,000 shares at $0.78 per share and options to purchase 10,000 shares at $0.85 per share, respectively. All directors are reimbursed expenses incurred for attending board and committee meetings.

On December 9, 2004, Mr. Neland and Mr. Regan were each granted options to purchase 20,000 shares at $8.50 per share. On January 24, 2005, Mr. Christensen was granted options to purchase 20,000 shares at $8.95 per share.

Compensation Summary

The following table summarizes all compensation earned by or paid to our Chief Executive Officer and our four highest paid officers and employees, whose total compensation exceeded $100,000 for services rendered in all capacities for the years ended October 31, 2005 and October 31, 2004 and October 31, 2003.

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Summary Compensation Table

Name and Principal Position	Period	$	Bonus $	Other Compensation $	Securities Underlying Options
Thomas A. Lacey, Chairman and Chief Executive Officer	2005 2004 2003	$300,000 $18,269 -	$204,500 $200,000 -	- - -	- 1,000,000 -
Jeffrey G. Winzeler , Chief Financial Officer and Chief Operating Officer(1)	2005 2004 2003	$110,833 - -	$61,334 - -	- - -	100,000 - -
Alan M. Lefko, Vice President of Finance	2005 2004 2003	$110,000 $105,000 $ 90,000	$12,000 $19,372 $ 3,001	$6,000(2) $6,000(2) $6,000(2)	10,000 - 27,000
Philip D. Gregory, Vice President of Manufacturing	2005 2004 2003	$111,539 $150,000 $150,000	- $37,500 -	$16,089(3) $19,489(3) $20,236(3)	- 102,000
Bradley J. Ferrell, V.P. Sales and Marketing	2005 2004 2003	$135,000 $116,667 $ 80,000	$23,000 $30,000 $22,000	- - -	50,000 - 52,000

__________________________

Footnotes:

(1)	Mr. Winzeler was hired as Chief Financial Officer on January 5, 2005.
(2)	Represents vehicle allowance.

(3)   Represents housing & subsistence allowance for the PRC. Mr. Gregory retired on June 30, 2005.

Option Grants in 2005

The following table provides information relating to stock options granted by us during the year ended October 31, 2005.

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Options/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Terms 5% 10%
Thomas A. Lacey	-	-	-	-	-	-
Jeffery G. Winzeler	100,000	11.7%	$7.85	01/05/2010	$1,001,882	$1,264,251
Alan M. Lefko	10,000	1.2%	$9.25	02/16/2010	$118,056	$148,972
Philip D. Gregory	-	-	-	-	-	-
Bradley J. Ferrell	25,000 25,000	5.8%	$0.33 $3.85	08/26/2008 09/07/2009	$10,529 $122,841	$13,287 $155,012

The exercise price of each option was equal to or more than the fair market value of our common stock on the date of the grant. Percentages shown under “Percent of Total Options Granted to Employees in the Last Fiscal Year” are based on an aggregate of 855,800 options granted to our employees under all Equity Incentive Plans during the year ended October 31, 2005.

Potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the five-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

•	Multiplying the number of shares of common stock subject to a given option by the exercise price;
•	Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire five-year term of the option; and
•	Subtracting from that result the aggregate option exercise price.

Aggregated Option Exercises in Last Fiscal Year and Ten-Year Options/SAR Re-pricings

There was no re-pricing of options for the fiscal year ended October 31, 2005.

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Fiscal Year End Option Values

The following table sets forth for each of our executive officers named in the Summary Compensation Table the number and value of exercisable and un-exercisable options for the year ended October 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and

FY-End Option/SAR Values

	Shares Acquired on	Value	Number of Securities Underlying Unsecured Options at October 31, 2005		Value of Unexercised In-The-Money Options at October 31, 2005
Name	Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas A. Lacey	-	-	250,000	750,000	$1,472,500	$4,175,500
Jeffery G. Winzeler	-	-	-	100,000	-	-
Alan M. Lefko	50,000	$434,000	25,000	10,000	$147,250	-
Philip D. Gregory	60,000	$520,800	117,000	25,000	$689,130	$147,250
Bradley J. Ferrell	43,375	$389,459	43,125	12,500	$254,006	$73,625

Equity Compensation Plan Information

Compensation Plan Table

The following table provides aggregate information as of the end of the fiscal year ended October 31, 2005 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,964,966	$4.39	2,276,467
Equity compensation plans not approved by security holders	1,000,000	$3.85	-
Total	2,964,966	$4.21	2,276,467

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Equity Compensation Plans Not Approved by Security Holders

The Board granted options to purchase 1,235,000 shares of common stock that are not part of compensation plans approved by the security holders. These are options to purchase 150,000 shares granted in the fiscal 2001 to our former President and director at an exercise price of $0.50, options to purchase 50,000 shares granted to a director in fiscal 1999 at an exercise price of $0.25, options to purchase 35,000 shares granted to a director in fiscal 2000 at an exercise price of $0.75 and options to purchase 1,000,000 shares granted to our current Chief Executive Officer at $3.85 per share. As of October 31, 2005, there are options to purchase 1,000,000 shares outside of the plan outstanding.

Compliance with Section 16 of the Securities Exchange Act of 1934

Based solely upon a review of Forms 3, 4 and 5 delivered to the Company as filed with the Securities and Exchange Commission (the “Commission”), directors and officers of the Company and persons who own more than 10% of the Company's common stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act of 1934.

Comparison of Cumulative Total Return on Investment

There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the graph below. The market price of our common stock in recent years has fluctuated significantly and it is likely that the price of the stock will fluctuate in the future. We do not endorse any predictions of future stock performance. Furthermore, the stock performance chart is not considered by us to be (i) soliciting material, (ii) deemed filed with the Securities and Exchange Commission, or (iii) to be incorporated by reference in any filings by us under the Securities Act, or the Exchange Act.

The following graph compares the cumulative total stockholder return on the Company's common stock through the period November 1, 2000 to October 31, 2005 with the Standard and Poor's Index and the Company's peer group of NASDAQ stocks. The graph depicts the results of investing $100 in the Company's common stock and the identified index at closing prices on November 1, 2000.

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Total Return To Shareholders
(Includes reinvestment of dividends)

		ANNUAL RETURN PERCENTAGE
		Years Ending

Company / Index		Oct01	Oct02	Oct03	Oct04	Oct05
International Displayworks Inc.		-33.33	-43.33	200.00	960.78	8.87
S&P SmallCap 600 Index		-7.02	-3.78	33.58	16.78	15.27
S&P Electrical Components & Equipment		-31.61	-1.78	37.17	18.34	14.51

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	Dec00	Oct01	Oct02	Oct03	Oct04	Oct05
International Displayworks Inc.	100	66.67	37.78	113.33	1202.22	1308.89
S&P SmallCap 600 Index	100	92.98	89.47	119.51	139.56	160.88
S&P Electrical Components & Equipment	100	68.39	67.17	92.14	109.04	124.85

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Principal Stockholders

The following table sets forth certain information as of March 29, 2006 with respect to the beneficial ownership of our common stock for (i) each director, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.

The address for each listed stockholder unless otherwise listed is: International DisplayWorks, Inc., 1613 Santa Clara Drive, Suite 100, Roseville, CA 95765-3542. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name of Beneficial Owner	Number of Shares(1)	Percent(2)

The Pinnacle Fund, L.P. 4965 Preston Park Blvd., Suite 240 Plano, Texas 75093	2,302,600(3)	5.0%
Jeff Winzeler	33,250	*
Alan Lefko	56,700	*
Bradley Ferrell	43,125	*
Philip Gregory	117,000	*
Ronald Cohan	227,000(4)	*
Thomas A. Lacey	304,948(5)	*
Mark A. Christensen	40,000(6)	*
D. Paul Regan	25,000(7)	*
Glenn E. Neland	25,000(7)	*
All directors and executive officers as a group (9 persons)	872,023	1.9%

___________________

Footnotes:

*	Does not exceed 1% of the class.
(1)

“Beneficial Ownership” is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days, including, but not limited to, any right to acquire the security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2)

Based on 45,878,911 shares of the Company’s common stock outstanding at December 25, 2005, plus that number of shares subject to options and warrants exercisable within 60 days of March 29, 2006 owned by each individual or group of individuals.

(3)	Based on shares reported on Form 13G/A filed February 9, 2006 by the Pinnacle Fund, L.P.

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(4)

Includes 34,000 shares and options to purchase 30,000 shares held directly, 147,000 shares owned by The Cohan Trust, 8,000 shares held in trust for Mr. Cohan's daughter and 8,000 shares held in trust for Mr. Cohan's son. Mr. Cohan disclaims ownership of the shares of his children.

(5)	Includes 54,948 shares and options to purchase 250,000 shares.
(6)	Includes 15,000 shares and options to purchase 25,000 shares
(7)	Includes options to purchase 25,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended October 31, 2005 we entered into a consulting agreement with Steve Kircher, our former CEO and Chairman and the holder of 4.28% of our common stock as reported on Form 13G filed on January 26, 2006. The agreement provided Mr. Kircher consulting fees of $150,000 for the period November 1, 2004 through October 31, 2005. Services provided by Mr. Kircher include advice to the Company related to capital markets and China expertise. This agreement was renewed for fiscal year 2005 for $75,000 annually.

Other Matters

The Board of Directors knows of no other matters that may or are likely to be presented at the Meeting. However, in such event, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgment in such matters pursuant to discretionary authority granted in the proxy.

Relationship with Independent Registered Public Accounting Firm

The Company has retained the firm of Grant Thornton LLP as the independent public accounting firm of the Company for the fiscal year ending October 31, 2005. The Company expects a representative of Grant Thornton LLP to be present at the Annual Meeting of Stockholders and the representative will have an opportunity to make a statement if he or she desires to do so. Such representative will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of our annual financial statements on Form 10-K and the review of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended October 31, 2005 was $161,376 and October 31, 2004 was $121,184.

Audit-Related Fees

The aggregate fees billed for assurance and related services by the principal public accounting firm that are reasonably related to the performance of the audit or review of the Company's financial statements for the year ended October 31, 2005 was $168,791 and October 31, 2004 was $42,405.

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Tax Fees

The aggregate fees billed for tax compliance, tax advice and tax planning rendered by our independent auditors for the fiscal year ended October 31, 2005 was nil and October 31, 2004 was $17,245. The services comprising these fees included preparation of our tax returns.

All Other Fees

The aggregate fees billed for all other professional services rendered by our independent auditors for the fiscal year ended October 31, 2005 was $46,506 and October 31, 2004 was $0.

The Audit Committee approved 100% of the fees paid to the principal accountant for audit-related, tax and other fees. The Audit Committee pre-approves all non-audit services to be performed by the auditor in accordance with the Audit Committee Charter. The percentage of hours expended on the principal public accounting firm's engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees was 0% to the best of our knowledge.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer, controller and other persons performing similar functions as well as all other employees above excluding direct labor operators. A copy of our code of ethics can be found on our website at http://www.idwlcd.com/InvestorRelations/default.asp?OpenFile=CodeofConduct. We will report any amendment or wavier to the code of ethics on our website within five (5) days.

Stockholder Proposals

Proposals by stockholders intended to be presented at 2006 annual meeting of stockholders must be received by us not later than November 1, 2006, for consideration for possible inclusion in the proxy statement relating to that meeting. All proposals must meet the requirements of Rule 14a-8 of the Exchange Act.

For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph), but is instead intended to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on January 16, 2007 and advises stockholders in the next year's proxy statement about the nature of the matter and how management intends to vote on such matter or (b) does not receive notice of the proposal prior to the close of business on January 16, 2007.

Notices of intention to present a proposal at the 2006 Annual Meeting should be addressed to Corporate Secretary, International DisplayWorks, Inc., 1613 Santa Clara Drive, Suite 100, Roseville, California 95661-3542. The Company reserves the right to reject, rule out

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of order or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Additional Information

The Annual Report for the fiscal year ended October 31, 2005, including audited consolidated financial statements, has been mailed to the stockholders concurrently with this proxy statement, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. Copies of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended October 31, 2005 will be provided to stockholders without charge upon request. Stockholders should direct their request to: Corporate Secretary, International DisplayWorks, Inc., 1613 Santa Clara Drive, Suite 100, Roseville, California 95661-3542.

ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR VOTE THEIR SHARES VIA THE INTERNET. STOCKHOLDERS MAY REVOKE THE PROXY IF THEY DESIRE AT ANY TIME BEFORE IT IS VOTED.

International DisplayWorks, Inc.

By Order of the Board of Directors

April 17, 2006 Roseville, California	/s/ Thomas A. Lacey Thomas A. Lacey
Chairman

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THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Lacey and Alan M. Lefko, and each of them, as proxies with the power to appoint his or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of International DisplayWorks, Inc. (“IDW”), held of record by the undersigned on April 7, 2006, at the Annual Meeting of Stockholders, to be held on May 24, 2006 at 10:00 a.m. (Pacific Daylight Time) at the Hilton Garden Inn, Tahoe Room, 1951 Taylor Road, Roseville, CA 95661and at any and all adjournments thereof.

1.	Election of Directors to serve until the next Annual Meeting of Stockholders:

Thomas A. Lacey	FOR	____	WITHHOLD AUTHORITY	____
Ronald A. Cohan	FOR	____	WITHHOLD AUTHORITY	____
Mark A. Christensen	FOR	____	WITHHOLD AUTHORITY	____
Glenn E. Neland	FOR	____	WITHHOLD AUTHORITY	____
D. Paul Regan	FOR	____	WITHHOLD AUTHORITY	____

2.            In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjourning the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees and FOR Proposal Two.

Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or other authorized officer. If the signatory is a partnership, please sign in the partnership name by an authorized person.

Dated: ___________________

Signed: ________________________________________

Name (Print)	Name (Print) (if held jointly)

________________________________________	________________________________________
Signature (Print)	Signature (if held jointly)

Address: _________________________________	I will ____ attend the meeting.

City, State, Zip: ___________________________	I will not ____ attend the meeting.

Number of persons attending ____

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE